===========================================================================

                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant    [X]

     Filed by a Party other than the Registrant    [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement    [ ]  Confidential, For Use of the
                                              Commission Only (as Permit-
     [X]  Definitive Proxy Statement          ted by Rule 14a-6(e) (2))

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FIRSTBANK CORPORATION
             (Name of Registrant as Specified in its Charter)

---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction
               applies:
         -----------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------
         (5)   Total fee paid:
         -----------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:
         -----------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------
         (3)   Filing Party:
         -----------------------------------------------------------------
         (4)   Date Filed:
         -----------------------------------------------------------------

===========================================================================

        [FIRSTBANK                       NOTICE OF ANNUAL MEETING
        CORPORATION                          OF SHAREHOLDERS
           LOGO]
                                           FIRSTBANK CORPORATION
                                           311 WOODWORTH AVENUE
                                               P.O. BOX 1029
                                           ALMA, MICHIGAN 48801





     The annual meeting of the shareholders of Firstbank Corporation will be held at the Comfort Inn Conference Center at 3130 West Monroe (M-46), Alma, Michigan 48801, on April 26, 1999, at 5 p.m. (Alma time) to consider and vote upon:

     1.   Election of directors.

     2. Any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders of record at the close of business on March 8, 1999, will be entitled to vote at the annual meeting and any adjournment of the meeting.


                            BY ORDER OF THE BOARD OF DIRECTORS,


                            /s/ Mary D. Deci


                            Mary D. Deci, Vice President, Secretary
                            and Treasurer

Alma, Michigan
March 29, 1999

---------------------------------------------------------------------------
                                 IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU DO ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU CHOOSE TO VOTE IN PERSON.

---------------------------------------------------------------------------

PROXY STATEMENT


                           FIRSTBANK CORPORATION
                           311 Woodworth Avenue
                               P.O. Box 1029
                           Alma, Michigan 48801
                         Telephone: (517) 463-3131

                      ANNUAL MEETING OF SHAREHOLDERS


          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firstbank Corporation (the "Corporation") to be voted at the annual meeting of its shareholders to be held at the Comfort Inn Conference Center at 3130 West Monroe (M-46), Alma, Michigan 48801, on Monday, April 26, 1999, at 5:00 p.m., Alma time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 29, 1999.

          If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation's shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation's management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation's management.

          Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

          Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation's stock. The Corporation will pay all expenses of soliciting proxies.

ELECTION OF DIRECTORS

          The Board of Directors has nominated Edward B. Grant and Phillip
G. Peasley for reelection to the Board of Directors at the annual meeting to serve 3-year terms that will expire in 2002.

          The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.

          A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal abstentions, broker non-votes, and other shares not voted will not be counted as shares voted.

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR ELECTION OF ALL NOMINEES AS DIRECTORS


VOTING SECURITIES

          At the close of business on March 8, 1999, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 4,500,641 shares of its Common Stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

          The following table shows certain information concerning the number of shares of Common Stock held by the only shareholder who is known to management of the Corporation to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock of the Corporation as of December 31, 1998.

                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP <F1>
                                        ----------------------------------------------

                                        SOLE               SHARED
                                     VOTING AND           VOTING OR           TOTAL
     NAME AND ADDRESS OF             INVESTMENT          INVESTMENT         BENEFICIAL          PERCENT
      BENEFICIAL OWNER                  POWER            POWER <F2>         OWNERSHIP           OF CLASS
---------------------------          ----------          -----------        ----------          --------
Firstbank Corporation
Employee Stock Ownership
Plan ("ESOP")
311 Woodworth Avenue
Alma, Michigan 48801 <F3>              34,848              354,220           389,068              8.6%

          The following table shows certain information concerning the shares of the Corporation beneficially owned by each of the Corporation's directors and nominees for director, by the executive officers named in the summary compensation table below, and by all directors and executive officers as a group as of December 31, 1998.

                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP <F1>
                                      ----------------------------------------------
NAME OF                                       SOLE              SHARED           TOTAL BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                           VOTING AND          VOTING OR            OWNERSHIP           CLASS
----------------                           INVESTMENT         INVESTMENT            ---------           -----
                                              POWER           POWER <F2>
                                              -----           ----------
Duane A. Carr                                                    14,982              14,982               <F*>

William E. Goggin                           9,454                 4,564              14,018               <F*>

Edward B. Grant                                                   3,256               3,256               <F*>

Charles W. Jennings                                               2,929               2,929               <F*>

John McCormack                             41,404<F4><F5>        16,128              57,532<F4><F5>      1.27%

Phillip G. Peasley                         12,212                    86              12,298               <F*>

Dale A. Peters                             13,375<F4><F5>         2,700              16,075               <F*>

David D. Roslund                           8,362                    215               8,577               <F*>


                                     -3-

Richard J. Schurtz                         28,026                                    28,026

Thomas R. Sullivan                         14,441<F4><F5>                            14,441<F4><F5>       <F*>

James E. Wheeler II                         8,925<F4><F5>        11,853              20,778<F4><F5>       <F*>

All directors and
executive officers                        158,801<F4><F5>        57,674             216,475<F4><F5>      4.78%

<F*> Represents less than 1 percent of the outstanding shares.

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.

<F3> John McCormack, Dale A. Peters, Richard J. Schurtz and Thomas R.
     Sullivan, all officers of the Corporation, and Nancy A. Stark, Human Resources Officer for Bank of Alma, a wholly owned subsidiary of the Corporation, are the members of the Pension Committee of the Corporation. Bank of Alma is the trustee of the ESOP Trust, which holds shares of the Corporation for the ESOP. The trustee has voting and limited investment power over shares, if any, held by the ESOP Trust which have not been allocated to individual accounts, and limited investment power over shares which have been allocated to individual accounts. The Pension Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to an individual account, if any. Each of the members of the Pension Committee disclaims beneficial ownership of shares held by the ESOP (except shares allocated to the person's individual account under the ESOP), and ESOP shares are not reported as beneficially owned by the members of the Pension Committee as individuals unless the shares have been allocated to the person's individual account under the ESOP.
                                     -4-

<F4> Includes shares allocated to individual accounts under the ESOP.

<F5> Shares that may be acquired pursuant to stock options that are exercisable within 60 days are included in the table. The number of shares subject to such options for Mr. McCormack is 9,403 shares, Mr. Peters is 5,748 shares, Mr. Sullivan is 6,553 shares, Mr. Wheeler is 6,269 shares, Mr. Schurtz is 25,168 shares, and officers as a group is 62,251 shares. No other listed person owns options.

BOARD OF DIRECTORS

          The Articles of Incorporation of the Corporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The present Board of Directors consists of seven persons who were elected to the Board of Directors for terms of three years each by the Corporation's shareholders. The term of office of one class of directors consisting of two directors expires in 1999.

          Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.

NOMINEES FOR 3-YEAR TERMS EXPIRING IN 2002

          EDWARD B. GRANT (age 49) has been a director of Firstbank, a wholly owned subsidiary of the Corporation, since 1988, and of the Corporation since 1990. He has served as Chairman of the Board of Firstbank since 1989. Mr. Grant is Chairman, School of Accounting, at Central Michigan University. He is also President of LEARNet, Inc., a video production service, and is a certified public accountant.

          PHILLIP G. PEASLEY (age 65) has been a director of Bank of Alma, a wholly owned subsidiary of the Company, since 1973, and of the Corporation since 1985. He is the owner and President of Peasley's Hardware & Furniture, Inc., a retail hardware and furniture store.

DIRECTORS WITH TERMS EXPIRING IN 2001

          DUANE A. CARR (age 59) has been a Director of Bank of Lakeview since 1980 and of the Corporation since 1998. He is an attorney with the law firm of Carr and Mullendore in Greenville, Michigan. He is an active farmer in Carr Farms Partnership in Lakeview, Michigan.

          WILLIAM E. GOGGIN (age 53) has been a director of Bank of Alma since 1974, and of the Corporation since 1985. Mr. Goggin has served as Chairman of the Board of the Corporation since 1986. He is an attorney with the law firm of Goggin & Baker.

          CHARLES W. JENNINGS (age 62) has been a director of 1st Bank, a wholly owned subsidiary of the Corporation, since 1987, and a director of the Corporation since 1989. Mr. Jennings is an attorney with the law firm of Jennings & Ellias, P.C.

DIRECTORS WITH TERMS EXPIRING IN 2000

          JOHN MCCORMACK (age 62) has been President and Chief Executive Officer and a director of the Corporation since 1986. He has also been President and Chief Executive Officer and a director of Bank of Alma since 1986. Previously, he served Bank of Alma in other capacities. Mr. McCormack is a director of 1st Bank, Bank of Lakeview and Firstbank, wholly owned subsidiaries of the Corporation.

          DAVID D. ROSLUND (age 58) has been a director of the Corporation since 1995 and has been a director of Bank of Alma since 1990.
     Mr. Roslund, a certified public accountant, is the Administrator of Wilcox Health Care Center, a nursing home located in Alma. He also is an investor in and manager of several local small businesses.

          The Board of Directors of the Corporation has a standing audit committee. It is the duty of the audit committee to cause a suitable examination of the Corporation's financial records and operations, and those of its subsidiaries, to be made by the internal auditor through a program of continuous internal audits; to recommend to the Board of Directors the appointment of independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries and make such additional examinations as the committee deems advisable; to review reports of examination of the Corporation and its subsidiaries received from regulatory authorities; and to report to the Board of Directors at least once each calendar year on the results of examinations made and offer such conclusions and recommendations as the committee deems appropriate.
Messrs. Goggin, Grant, and Roslund served on this committee. During 1998, the audit committee held three meetings.

          The Board of Directors of the Corporation does not have standing nominating or compensation committees. The entire Board of Directors performs the functions of those committees. In making nominations for election to the Board of Directors, the Board of Directors will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation.

          The Board of Directors of the Corporation held 12 regularly scheduled and one special meeting during 1998. All incumbent directors attended at least 75 percent of all meetings of the Board of Directors and any committees on which they served.

REPORT ON EXECUTIVE COMPENSATION

          All of the officers of the Corporation are also officers of one or more of the Corporation's subsidiary banks. They serve as officers of the Corporation as an incident to their primary service as an officer and employee of a subsidiary bank and, except for certain directors' fees, receive no compensation directly from the Corporation. Although there is a great deal of communication between the Board of Directors of the Corporation and the Boards of Directors of the banks, the Boards of Directors of the banks retain authority and responsibility for setting compensation for their own officers, including those officers who also serve as officers of the Corporation.

          The entire Board of Directors of the Corporation serves as a compensation committee, with Mr. McCormack excused from meetings where decisions with respect to his own compensation are made. The entire Board of Directors of the Corporation, except Mr. McCormack, serves as a committee to administer the Stock Option and Restricted Stock Plan of 1993 (the "1993 Plan") and the Stock Option and Restricted Stock Plan of 1997 (the "1997 Plan"). The Corporation's Board of Directors has responsibility for establishing the formal employee benefit plans which are available to the employees of all of the subsidiary banks. These plans currently include a qualified employee stock ownership and 401(k) plan, a non-qualified deferred compensation plan, the 1993 Plan, and the 1997 Plan. The Board of Directors of the Corporation reviews the compensation to be paid to the chief executive officers of the subsidiary banks, each of whom is also an officer of the Corporation. Recommendation and formal authorization of the compensation of the subsidiary bank chief executive officers is, however, the role of the Boards of Directors of the subsidiary banks.

          All officers receive a salary and, if net income is satisfactory, an annual cash bonus. It is the policy of the Corporation and the banks to set salaries at levels which will be competitive with other comparable financial institutions in order to enable the Corporation and the banks to retain, and when needed attract, qualified executive officers. Information on compensation levels of other institutions is obtained from compensation surveys published by the Michigan Banker's Association, the Bank Administration Institute and from other similar sources. In setting salaries, the Corporation and the banks also seek to assure relative fairness in the compensation of officers and to recognize the value of the contribution that each makes to the Corporation's success. Annual cash bonuses are based on a discretionary evaluation of the performance of the Corporation and the bank served by the officer. Bonuses also take into account recognition of specific personal achievements of the individual officers.

          During 1998, stock options were awarded under the 1993 Plan and 1997 Plan to all full-time benefit eligible employees as of January 1, 1999. The number of shares subject to each option was based on the position and a discretionary assessment of the performance of each grantee. The options awarded in 1998 vest over different periods of time depending on the employment classification of the grantee. All options awarded to hourly employees become fully vested six months after the grant date. Options awarded to salaried employees vest over a period of nine years from the date of the grant with 10% vesting six months after the grant date and an additional 10% vesting on each anniversary of the date of the grant. Both the 1993 Plan and the 1997 Plan allow the Corporation to issue restricted stock to officers and employees of the Corporation and its subsidiaries. However, no shares of restricted stock were awarded in 1998.

          The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

          Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Corporation's Board of Directors has examined its executive compensation policies in light of Section 162(m) and the regulations issued by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 1999 or in future years by reason of actions expected to be taken in 1999.

          The salary and bonus of John McCormack, President and Chief Executive Officer of the Corporation and Bank of Alma, was recommended by the Compensation Committee of Bank of Alma and approved by the Boards of Directors of the Corporation and Bank of Alma. In recommending and approving Mr. McCormack's salary, the committee and the boards considered a survey of compensation paid to executive officers by Michigan financial institutions of more or less comparable size. Mr. McCormack's salary, bonus, and stock option awards were also based on a discretionary evaluation of Mr. McCormack's personal performance and the operating results of the Corporation and Bank of Alma. For this purpose, the committee and the Boards of Directors focused on the earnings of the Corporation and Bank of Alma in the year just completed, the quality and productivity of the management team, reductions in administrative staffing, and continuing improvements made in loan quality, loan and loan allowance management, and loan documentation and procedure.

                                 Respectfully submitted,

                                 Duane A. Carr
                                 William E. Goggin
                                 Edward B. Grant
                                 Charles W. Jennings
                                 John McCormack
                                 Phillip G. Peasley
                                 David D. Roslund

STOCK PERFORMANCE

          The following graph compares the cumulative total shareholder return on the common stock of the Corporation to the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., and the Standard & Poor's 500 Stock Index assuming a $100 investment at the end of 1993. The Standard & Poor's 500 Stock Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies.
Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The Standard & Poor's 500 Index and the KBW 50 Index assume dividend reinvestment.









                         [STOCK PERFORMANCE GRAPH]









          The table below shows dollar values for cumulative total shareholder return plotted in the graph above.

                 1993             1994             1995            1996             1997           1998
                ------           ------           ------          ------           ------         ------
Firstbank       $100.0           $105.4           $135.7          $179.3           $267.9         $354.1
KBW 50          $100.0           $ 94.9           $152.0          $215.0           $314.3         $340.3
S&P 500         $100.0           $101.3           $139.4          $171.4           $228.6         $293.9

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          Executive officers of the Corporation are compensated by Bank of Alma, Firstbank, 1st Bank, or Bank of Lakeview, in accordance with their employment with the applicable banks. They do not receive any compensation directly from the Corporation, except for directors' fees paid by the Corporation to Mr. McCormack. Presented below is the remuneration paid for the three years ended December 31, 1998, by Bank of Alma, Firstbank, 1st Bank, and Bank of Lakeview to the five most highly compensated officers of the Corporation for the year ended December 31, 1998.


                                        SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION    YEAR     ANNUAL COMPENSATION
---------------------------    ----     -------------------           LONG TERM            ALL OTHER
                                       SALARY <F1>  BONUS <F1>       COMPENSATION      COMPENSATION <F5>
                                       -----------  ----------       ------------      -----------------
                                                                      SECURITIES

                                                                      UNDERLYING
                                                                     OPTIONS <F2>
                                                                     ------------
John McCormack                 1998    $168,561      $50,540             3,150              $5,945
President, Chief Executive     1997     157,605       37,677             3,308               6,013
Officer and director of the    1996     149,294       44,177             3,474               6,537
Corporation and Bank of
Alma

Thomas R. Sullivan             1998    $119,671      $20,000             2,625              $4,897
Executive Vice President       1997     109,699       17,500             2,756               4,616
of the Corporation and         1996     100,521       15,000             2,894               4,337
President, Chief Executive
Officer and director of
Firstbank

Dale A. Peters                 1998     $89,753      $39,103             2,625              $3,770
Vice President of the          1997      82,972       35,000             2,756               3,496
Corporation and President      1996      80,578       25,000             2,894               4,406
and Chief Executive Officer
of 1st Bank






                                     -11-

Richard J. Schurtz             1998    $106,048      $15,139             2,625              $4,008
Vice President of the          1997<F3>  40,788                         27,373<F4>           1,542
Corporation and President      1996           0           --                --                  --
and Chief Executive Officer
of Bank of Lakeview

James E. Wheeler II            1998     $89,255      $23,750             2,100              $2,624
Vice President of the          1997      85,266       20,275             2,205               2,793
Corporation and Senior Vice    1996      81,583       24,200             2,315               3,011
President and Chief Loan
Officer of Bank of Alma
__________________________________

<F1>  Includes directors' fees and compensation voluntarily deferred under the ESOP and under the Firstbank Corporation Nonqualified Deferred Compensation Plan.

<F2>  The numbers of shares subject to stock options have been adjusted to reflect stock dividends and a stock split.

<F3>  Partial year compensation.

<F4>  Mr. Schurtz received options to purchase 24,617 shares of Firstbank
      Corporation stock pursuant to the 1997 acquisition of Bank of Lakeview.

<F5>  All other compensation for the year ended December 31, 1998, is comprised of matching contributions under the ESOP as follows:

               John McCormack                    $5,945
               Thomas R. Sullivan                 4,897
               Dale A. Peters                     3,770
               Richard J. Schurtz                 4,008
               James E. Wheeler II                2,624

          Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and by rewarding them for appreciation in the price of the Corporation's stock. Stock options which were granted or outstanding during 1998 were granted under the 1993 and 1997 Plans.

          The following tables set forth information concerning stock options granted to and retained by the named executive officers of the Corporation during 1998. None of the named officers exercised stock options during 1998.

                                     OPTION GRANTS IN LAST FISCAL YEAR
                                   INDIVIDUAL GRANTS
                      -----------------------------------------------
                                     % OF
                                     TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                      NUMBER OF     OPTIONS                                   ASSUMED ANNUAL RATES OF
                        SHARES    GRANTED TO                                  STOCK PRICE APPRECIATION
                      UNDERLYING   EMPLOYEES                                      FOR OPTION TERM
                       OPTIONS     IN FISCAL    EXERCISE   EXPIRATION       -----------------------------
    NAME              GRANTED <F2>    YEAR     PRICE <F2>     DATE           0%        5%        10%
    ----              ------------ ---------   ----------  ----------       ---     -------    --------
John McCormack          3,150         3.7%       $30.48      11/23/08        $0     $60,374    $152,999
Thomas R. Sullivan      2,625         3.1%       $30.48      11/23/08         0     $50,312    $127,499
Dale A. Peters          2,625         3.1%       $30.48      11/23/08         0     $50,312    $127,499
Richard J. Schurtz      2,625         3.1%       $30.48      11/23/08         0     $50,312    $127,499
James E. Wheeler II     2,100         2.5%       $30.48      11/23/08         0     $40,249    $102,000

                                          YEAR END OPTION VALUES
                                NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED IN-
                                  UNEXERCISED OPTIONS AT               THE-MONEY OPTIONS AT
                                       YEAR END <F2>                         YEAR END
                                       -------------                         --------
      NAME                       EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
      ----                       -------------------------          -------------------------
John McCormack                          9,403/12,023                   $175,495/129,142

Thomas R. Sullivan                      6,553/ 9,386                   $120,270/ 95,280

Dale A. Peters                          5,748/ 8,851                   $103,479/ 84,085

Richard J. Schurtz                     25,168/ 4,830                   $466,578/ 18,195

James E. Wheeler II                     6,269/ 8,015                   $116,966/ 86,092
---------------------------

<F1> The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. No option is exercisable until six

                                     -13-

     months after the date of grant. Except for options granted in 1994 which became fully vested six months after the date of grant, the right to exercise options vests over nine years with 10% becoming vested six months from the grant date and an additional 10% vesting on each anniversary of the date of grant.

<F2> The numbers have been adjusted in accordance with the 1993 Plan and the 1997 Plan to reflect stock dividends and a stock split.

          The Corporation pays its Chairman of the Board a retainer of $3,000 per year and pays each of its directors who is not compensated as an officer of the Corporation a fee of $500 for each regular Board of Directors meeting attended, $700 for each full day and $500 for each half day special Board of Directors meeting attended, and $200 for each conference call in which the director participates. In addition, directors who serve on the Corporation's audit committee are paid $150 for each committee meeting attended.

          Each director or nominee of the Corporation is also a director of Bank of Alma, Firstbank, 1st Bank, or Bank of Lakeview. Bank of Alma pays its Chairman of the Board a retainer of $3,000 per year and pays each of its directors who is not compensated as an officer of Bank of Alma a fee for each regular Board of Directors meeting attended based on years served as a director. For each regular meeting, directors that have served up to five years receive $300, six through ten years receive $400, and over ten years receive $500. Each director attending a special full day Board of Directors meeting receives $600, and for each half day meeting, $350. In addition, directors of Bank of Alma who serve on committees are paid $200 for each executive committee meeting attended and $100 for each other committee meeting attended.

          Bank of Alma, Firstbank, and Bank of Lakeview pay the Chairmen of their Board of Directors a retainer of 200 shares of Firstbank Corporation common stock per year. Bank of Alma, Firstbank, 1st Bank, and Bank of Lakeview pay each of their other directors, who is not compensated as an officer of the bank, a retainer of 100 shares of Firstbank Corporation common stock. In addition, Firstbank, 1st Bank, and Bank of Lakeview pay each director a fee of $200 for each regular Board of Directors meeting attended and $100 for each committee meeting attended. Directors of Firstbank and 1st Bank have the option of receiving meeting fees in cash or Firstbank Corporation common stock. Firstbank and 1st Bank pay directors $300 for each special Board of Directors meeting attended.

          Directors of the Corporation and each subsidiary bank may elect to defer their director fees under the Firstbank Corporation Nonqualified

Deferred Compensation Plan. Deferrals are discretionary and each director is permitted to select an investment option for the deferred fees under the Deferred Compensation Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Exchange Act requires the Corporation's directors, officers, and persons who own more than 10% of the Corporation's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). SEC regulations require such reporting persons to furnish the Corporation with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Corporation believes that, from January 1, 1998, through December 31, 1998, its directors, officers, and greater than 10% shareholders complied with all applicable filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The entire Board of Directors of the Corporation serves as a compensation committee. Mr. McCormack, the President and Chief Executive Officer of the Corporation, serves on the Board of Directors and participates in deliberations concerning compensation of other executive officers. Mr. McCormack, however, is excused from meetings at which decisions with respect to his own compensation are made. The entire Board of Directors, except Mr. McCormack, serves as a committee to administer the 1993 and 1997 Plans.

          Mr. Goggin is the owner of Goggin & Baker, a law firm which Bank of Alma has retained in prior years and proposes to retain in the current fiscal year. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1998. Mr. Jennings is an attorney with, and President and 50 percent shareholder of, Jennings & Ellias, P.C., a law firm which has performed services for 1st Bank in prior years and which 1st Bank may continue to use for legal matters in the future. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1998. Mr. Carr is a partner and 50% owner of Carr and Mullendore, a law firm which has performed services for Bank of Lakeview in prior years and which Bank of Lakeview may continue to use for legal matters in the future. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1998.

          Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation's subsidiary banks in the ordinary course of business between January 1, 1998, and

December 31, 1998. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors, officers, and their associates were current as of December 31, 1998.

INDEPENDENT AUDITORS

          The Board of Directors of the Corporation has appointed the firm of Crowe, Chizek and Company LLP, certified public accountants, as independent auditors of the Corporation for the 1999 fiscal year. Crowe, Chizek and Company LLP also examined and reported on the Corporation's financial statements as of, and for the year ended, December 31, 1998. A representative of Crowe, Chizek and Company LLP is expected to be present at the annual shareholders' meeting and have an opportunity to make a statement if the representative desires to do so. The Crowe, Chizek and Company LLP representative is also expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

          Shareholder proposals intended to be presented at the next annual meeting must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 29, 1999. Shareholder proposals should be made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and should be addressed to Mary D. Deci, Secretary, Firstbank Corporation,
311 Woodworth Avenue, Alma, Michigan 48801. Proxies to be solicited by the Corporation to vote at the annual meeting of shareholders to be held in 2000 may confer discretionary authority on the persons named as proxies to vote on any matter if the Corporation did not have notice of the matter by February 14, 2000.

                        PROXY                    FIRSTBANK CORPORATION

   ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 1999

          The undersigned shareholder acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement for the annual meeting referred to above, and appoints JOHN McCORMACK and MARY D. DECI, or either of them, each with full power of substitution, attorneys and proxies to represent the shareholder, and to vote and act with respect to all shares that the shareholder would be entitled to vote, at the annual meeting of shareholders of Firstbank Corporation referred to above and at any adjournment of that meeting, on all matters which come before the meeting.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE OF THIS PROXY. IF NO SPECIFICATION IS GIVEN, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH MAY COME BEFORE THE MEETING.

                                             Signatures should be IDENTICAL
                                             to the name(s) on your stock
                                             certificate (which are on the
                                             address label to the left).
                                             JOINT OWNERS SHOULD EACH SIGN
                                             PERSONALLY.  When signing on
                                             behalf of a corporation,
                                             partnership, LLC, estate,
                                             trust or other entity, or as
                                             attorney or guardian, indicate
                                             title or capacity of person
                                             signing and give the full name
                                             of the entity or person on
                                             whose behalf this proxy is
                                             signed.



                          Signature  X____________________________________

                          Signature  X____________________________________

                                Date _______________________________, 1999

     1.   Election of Directors

     [ ]  VOTE FOR ALL nominees listed     [ ] WITHHOLD AUTHORITY to vote
          below (except as marked to the       for all nominees listed
          contrary below)                      below

         YOUR BOARD OF DIRECTORS RECOMMENDS AUTHORIZATION TO VOTE
                       FOR ALL NOMINEES LISTED BELOW

                EDWARD B. GRANT         PHILLIP G. PEASLEY

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)







     2. In their discretion, upon all other matters that may be presented at the meeting.

     PLEASE SIGN AND DATE THE OTHER SIDE.  RETURN THIS PROXY PROMPTLY
                       USING THE ENCLOSED ENVELOPE.